Mitek Delivers 21% Year Over Year Revenue Growth and
Transformative Acquisition of Orchestration Provider During the Quarter

Mitek Adds End-to-End KYC Platform to
Industry Leading Biometrics to Create Comprehensive Identity Provider

SAN DIEGO, CA, April 28, 2022 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity (ID) and fraud prevention solutions, today reported financial results for its second quarter of fiscal 2022 ended March 31, 2022. Total revenue increased 21% year over year as commerce continues its rapid shift to digital channels.

Mitek capped the quarter with the March acquisition of HooYu, the United Kingdom’s leading Know Your Customer (KYC) technology pioneer. The acquisition allows Mitek to offer customers a powerful end-to-end, easy-to-use platform capable of managing the entire customer identity journey, including account opening, workflow, case management, analytics and re-verification/authentication.

Fiscal Second Quarter 2022 Financial Highlights

•Total revenue increased 21% year over year to $34.7 million in a record second quarter.
•GAAP net income increased 88% year over year to $1.9 million, or $0.04 per diluted share.
•Non-GAAP net income increased 49% year over year to $10.8 million, or $0.24 per diluted share.
•Cash flow from operations was $7.4 million.
•Total cash and investments were $93.4 million at the end of the quarter.

“Digital identity verification has moved beyond just being an enabler of digital commerce, it now serves as an integral element of most organizations’ technology stack,” said CEO Max Carnecchia. “We believe the next decade of fraud prevention will be defined by an organization’s approach to the lifecycle of identity and access management capabilities. With our acquisition of HooYu, Mitek is significantly expanding access to these services through our low code no code orchestration platform.”

“Our acquisition of HooYu continues to expand our digital identity offering allowing for a more seamless and complete customer identification experience at scale while also significantly bolstering our fraud prevention capabilities,” added CFO Frank Teruel. “We are excited about the opportunity to bring these capabilities to more use cases and industries helping them increase customer acceptance while reducing fraud and operational costs.”

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company’s financial results.

To access the live call, dial 888-204-4368 (US and Canada) or +1 323-994-2093 (International) and give the participant passcode 5221376.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the Company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital identity and fraud prevention solutions built on the latest advancements in computer vision and artificial intelligence. Mitek’s digital identity solutions enable organizations to verify an individual’s identity during digital transactions to reduce risk and meet regulatory requirements, while increasing revenue from digital channels. More than 7,500 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening, and more. Mitek is based in San Diego, Calif., with offices across the U.S. and Europe. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, the extent to which the COVID-19 outbreak and measures taken in response thereto impact its business, results of operations and financial condition, a lack of demand for or market acceptance of the Company’s products, the impact of the Company’s acquisition of HooYu Ltd. including any operational or cultural difficulties associated with the integration of the businesses of Mitek and HooYu, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as filed with the SEC on December 13, 2021 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, acquisition-related costs and expenses, amortization of debt discount and issuance costs, income tax effect of pre-tax adjustments, and the cash tax difference. These financial measures are not calculated in accordance with GAAP and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors of the Company utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	March 31, 2022	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$23,984	$30,312
Short-term investments	37,910	149,057
Accounts receivable, net	23,858	16,602
Contract assets	4,503	4,080
Prepaid expenses	2,409	1,920
Other current assets	1,849	2,085
Total current assets	94,513	204,056
Long-term investments	31,493	48,051
Property and equipment, net	3,938	3,671
Right-of-use assets	6,098	7,056
Goodwill and intangible assets	233,253	91,830
Deferred income tax assets	16,479	10,511
Convertible senior notes hedge	—	48,208
Other non-current assets	5,292	6,310
Total assets	$391,066	$419,693
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,359	$2,507
Accrued payroll and related taxes	8,271	11,776
Deferred revenue, current portion	9,700	10,381
Lease liabilities, current portion	1,944	1,943
Acquisition-related contingent consideration	10,790	11,050
Other current liabilities	3,469	1,552
Total current liabilities	39,533	39,209
Convertible senior notes	124,370	120,918
Embedded conversion derivative	—	48,208
Deferred revenue, non-current portion	1,053	955
Lease liabilities, non-current portion	5,485	6,588
Deferred income tax liabilities	22,100	4,117
Other non-current liabilities	6,250	6,868
Total liabilities	198,791	226,863
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 120,000,000 shares authorized, 44,344,361 and 44,168,745 issued and outstanding, as of March 31, 2022 and September 30, 2021, respectively	44	44
Additional paid-in capital	213,398	199,935
Accumulated other comprehensive loss	(5,170)	(943)
Accumulated deficit	(15,997)	(6,066)
Treasury stock, at cost, no shares and 7,773 shares as of March 31, 2022 and September 30, 2021, respectively	—	(140)
Total stockholders’ equity	192,275	192,830
Total liabilities and stockholders’ equity	$391,066	$419,693

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Revenue
Software and hardware	$19,280	$13,013	$34,725	$25,315
Services and other	15,434	15,760	32,461	29,433
Total revenue	34,714	28,773	67,186	54,748
Operating costs and expenses
Cost of revenue—software and hardware	310	670	688	1,915
Cost of revenue—services and other	3,000	3,122	5,978	6,015
Selling and marketing	9,206	8,530	17,644	15,915
Research and development	8,236	6,691	15,842	12,855
General and administrative	6,073	5,718	12,037	10,776
Acquisition-related costs and expenses	3,056	1,659	5,335	3,352
Total operating costs and expenses	29,881	26,390	57,524	50,828
Operating income	4,833	2,383	9,662	3,920
Interest expense	2,040	1,319	4,048	1,319
Other income (expense), net	(231)	372	(96)	468
Income before income taxes	2,562	1,436	5,518	3,069
Income tax benefit (provision)	(651)	(417)	(483)	117
Net income	$1,911	$1,019	$5,035	$3,186
Net income per share—basic	$0.04	$0.02	$0.11	$0.07
Net income per share—diluted	$0.04	$0.02	$0.11	$0.07
Shares used in calculating net income per share—basic	44,775	43,138	44,795	42,835
Shares used in calculating net income per share—diluted	46,097	44,554	46,206	44,367

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Net income	$1,911	$1,019	$5,035	$3,186
Non-GAAP adjustments:
Acquisition-related costs and expenses(2)	3,417	1,659	5,696	3,352
Intellectual property litigation costs	286	275	661	517
Stock compensation expense	3,298	2,968	6,429	5,715
Amortization of debt discount and issuance costs	1,738	1,147	3,453	1,147
Income tax effect of pre-tax adjustments	(2,185)	(1,391)	(4,060)	(2,468)
Cash tax difference(1)	2,377	1,621	3,793	2,006
Non-GAAP net income	10,842	7,298	21,007	13,455
Non-GAAP income per share—basic	$0.24	$0.17	$0.47	$0.31
Non-GAAP income per share—diluted	$0.24	$0.16	$0.45	$0.30
Shares used in calculating non-GAAP net income per share—basic	44,775	43,138	44,795	42,835
Shares used in calculating non-GAAP net income per share—diluted	46,097	44,554	46,206	44,367

(1)The Company’s non-GAAP net income is calculated using a cash tax rate of 3% in both fiscal 2022 and 2021. The estimated cash tax rate is the estimated tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the three months ended March 31, 2022 and 2021 was 25% and 29%, respectively. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the six months ended March 31, 2022 and 2021 was 9% and negative 4%, respectively.
(2)Included in acquisition-related costs and expenses is $0.3 million of foreign exchange and investment losses incurred in connection with the acquisition of HooYu Ltd. which is included in other income (expense), net in the consolidated statements of operations.